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PRESS RELEASE
Contact: William W. Moreton
         Chief Financial Officer
Phone:   314-633-7123


                       PANERA BREAD COMPANY TO PRESENT AT
                     THOMAS WEISEL PARTNERS GROWTH FORUM 4.0

St. Louis, MO June 18, 2002 - Panera Bread Company (Nasdaq: PNRA) will be presenting at the Thomas Weisel Partners Growth Forum 4.0 to be held in Santa Barbara on Wednesday, June 19, 2002 at 10:45 AM PDT. An audio webcast of the presentation will be available over the Internet at http://www.veracast.com/webcasts/twp/growth-forum-2002/17306458.cfm. A replay will be available for 30 days.